SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 9, 2003

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 SOUTH COLORADO BOULEVARD, TOWER TWO
SUITE 2-1000, DENVER, CO 80222-7900
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

ITEM 9. REGULATION FD DISCLOSURE.

As announced on December 19, 2002, today, January 9, 2003 at noon EST, certain executive officers of Apartment Investment and Management Company  (“Aimco”) will be addressing a group of investors and analysts.  The conference will be available by simultaneous Webcast.  The Webcast is available live and for replay through Aimco’s Website at aimco.com/about/03Outlook.asp.  The slide presentation that will be used in today’s presentation is attached hereto as Exhibit 99.1 and incorporated herein by this reference.  Aimco has also posted this slide presentation on its Website in a format that more closely resembles the format of the slide presentation used at today’s conference.  The slide presentation may be accessed at aimco.com/about/03Outlook.asp.   This slide presentation will be available at this web address for at least thirty days.  The information contained on Aimco’s Website is not incorporated by reference herein.

In addition, Aimco is announcing today that in the fourth quarter of 2002, Aimco completed property sales with gross proceeds of approximately $215 million that, after repayment of debt and payment of transaction costs, generated approximately $70 million of cash proceeds to Aimco.  For all of 2002, Aimco completed property sales with gross proceeds of approximately $550 million that, after repayment of debt and payment of transaction costs, generated approximately $135 million of cash proceeds to Aimco.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description

99.1	2003 Outlook Presentation, January 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 9, 2003

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ PAUL J. MCAULIFFE
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer

/s/ THOMAS C. NOVOSEL
Thomas C. Novosel
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	2003 Outlook Presentation, January 9, 2003